UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
December 17, 2020
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Slack Technologies, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-38926 (Commission File Number)	26-4400325 (I.R.S. Employer Identification Number)
500 Howard Street
San Francisco, California 94105
(Address of principal executive offices and zip code)

(415) 630-7943
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	WORK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 17, 2020, the board of directors (the “Board”) of Slack Technologies, Inc. (the “Company”) amended and restated the Company’s Executive Severance Plan (the “Amended and Restated Severance Plan”), effective December 17, 2020, to (i) amend the definition of “Change in Control Period” to include the period of time beginning three months prior to the date of a Change in Control and (ii) include forfeiture provisions requiring repayment of severance amounts if it is ultimately determined that the Covered Executive committed certain prohibited conduct constituting “Cause” while employed by the Company.
The foregoing summary of the amendment and restatement of the Amended and Restated Severance Plan is not complete and is qualified in its entirety by reference to the Amended and Restated Severance Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Any capitalized term used and not defined in this Current Report on Form 8-K shall have the same meaning set forth in the Amended and Restated Severance Plan.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
10.1	Amended and Restated Executive Severance Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2020	Slack Technologies, Inc.

	By:	/s/ Allen Shim
	Name:	Allen Shim
	Title:	Chief Financial Officer